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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of MedQuest, Inc. of our report dated February 14, 2003, relating to the financial statements of MQ Associates, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial Information" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
April 17, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS